EXHIBIT 10.1

SALE AGREEMENT

dated as of April 28, 2011

between

 HELLER FINANCIAL, INC.,
as Seller

and

JUHL WIND, INC.,
as Purchaser

i

SALE AGREEMENT

THIS SALE AGREEMENT (this “Agreement”), dated as of April 28, 2011, is made between Heller Financial, Inc., a Delaware corporation (“Seller”), and JUHL WIND, INC., a Delaware corporation (“Purchaser”).

RECITALS

A.           Seller holds a 24.9% ownership interest (the “Interest”) in Woodstock Hills, LLC, a Delaware limited liability company (the “Company”), which in turn owns and operates a 10.2 megawatt wind powered electric generating facility on Buffalo Ridge in Minnesota (the “Project”).

B.           Seller desires to sell, assign, and transfer, and Purchaser desires to purchase and assume, all of Seller’s right, title and interest in, to and under the Interest on the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.                      Definitions.  Capitalized terms used in this Agreement shall have the meanings set forth in this Article 1.  Unless otherwise defined in this Article 1 or elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings as set forth in the LLC Agreement.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” is defined in the Preamble.

“Applicable Law” means all applicable laws, including federal, state, local, foreign or international laws, treaties, rules, regulations, ordinances, codes, judgments, decrees, injunctions, writs, interpretations, licenses and permits or decisions, orders or directives of any court, arbitrator or Governmental Authority.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the banks in New York, New York are authorized or required by law to remain closed.

“Chosen Court” is defined in Section 6.04(b).

“Closing” means the consummation of the purchase and sale of the Interest.

“Closing Date” is defined in Section 3.01(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in Recital A.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Authority” means any federal, state, county, municipal, regional, local, territorial or other governmental department, court, regulatory or administrative body, commission, board, bureau, agency, taxing authority or other governmental instrumentality, whether domestic or foreign or international.

“Interest” is defined in Recital A.

“IRS” means the United States Internal Revenue Service.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 19, 1999, as amended from time to time.

“Person” means any natural person, corporation, business trust, joint venture, association, company, firm, partnership, limited liability company, or other entity or Governmental Authority.

“Post-Closing Period” means any period beginning after the close of business on the Closing Date.

“Pre-Closing Period” means any period ending on the close of business of the Closing Date.

“Project” is defined in Recital A.

“Purchase Price” means a cash purchase price of US$100,000.

“Purchaser” is defined in the Preamble.

“QF Filing” means an updated notice of self-certification of the Project as a qualifying small power production facility, filed with the Federal Energy Regulatory Commission in form and substance satisfactory to Purchaser “Representatives” means with respect to any Person, such Person’s Affiliates and their respective directors, officers, partners, managers, members, shareholders, employees, consultants, agents, representatives, advisors, successors and permitted assigns.

“Sale Documents” means this Agreement and the Transfer Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” is defined in the Preamble.

“Seller-Retained Rights” means rights and benefits of the Seller as have vested, arisen or accrued in favor of the Seller under the LLC Agreement prior to the Closing, including, without limitation, the right to receive any amount or allocation due to or accrued for the account of the Seller under the LLC Agreement prior to the Closing and the continuing right to receive any indemnity payment pursuant to Section 13.2 of the LLC Agreement with respect to events and matters occurring, arising or otherwise related to the Pre-Closing Period.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Transfer Agreement” means the Transfer Agreement, dated as of the Closing Date, between Seller and Purchaser, substantially in the form of Exhibit A to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.03(d).

Section 1.02.                      Interpretation of this Agreement.  As used in this Agreement, the terms “herein,” “herewith” and “hereof” are references to this Agreement, taken as a whole, the term “includes” or “including” means “including, without limitation,” and references to a “Section”, “subsection”, “clause”, “Exhibit”, or “Appendix” means a Section, subsection, clause, Exhibit, or Appendix of this Agreement, as the case may be, unless in any such case the context requires otherwise.  All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date of which such reference is made, and reference to a law, regulation or ordinance includes any amendment or modification thereof.  A reference to a Person includes its successors and permitted assigns.  Unless the context otherwise requires, the use of a singular form herein shall include the plural, the use of the plural shall include the singular and the use of any gender shall include any and all genders.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Seller and Purchaser are sometimes referred to herein individually as a “party” and collectively as the “parties”.

ARTICLE 2

PURCHASE AND SALE

Section 2.01.                      Purchase and Sale of the Interest.  On the terms and subject to the conditions hereof, at the Closing pursuant to the Transfer Agreement, Seller shall sell, transfer, assign, delegate, convey and deliver to Purchaser, and Purchaser shall purchase, accept and assume from Seller, the Interest.

Section 2.02.                      Payment of the Purchase Price.  No later than 1:00 p.m., New York time on the Closing Date, by wire transfer in immediately available funds to an account designated by Seller (or its assignee) prior to the Closing Date, Purchaser shall pay to Seller the Purchase Price.

ARTICLE 3

CLOSING

Section 3.01.                      Closing.  The Closing shall take place simultaneously with the execution of this Agreement or at such time and place as may be mutually agreed upon by the parties.  The date of the Closing is referred to herein as the “Closing Date”.

Section 3.02.                      Closing Deliveries.  At the Closing, Seller and Purchaser shall take, or cause to be taken, the following actions applicable to it:

(i)           Concurrent Closing with Mission Funding Zeta. Purchaser shall, concurrent with the Closing, acquire one hundred percent (100%) of the membership interests in the Company held by Mission Funding Zeta (the “MFZ Interest”) and, in accordance with the obligations of the LLC Agreement, Mission Funding Zeta hereby (i) consents to the transactions contemplated by this Agreement and (ii) confirms that no amounts shall be due or payable under Section 7.6(b) of the LLC Agreement or otherwise.  Similarly, Seller hereby (i) consents to Purchaser’s purchase of the MFZ Interest and (ii) confirms that no amounts shall be due or payable under Section 7.6(b) of the LLC Agreement.

(ii)           Payment of Purchase Price.  Purchaser shall pay, or cause to be paid, the Purchase Price to Seller in accordance with Section 2.02, which payment shall be treated for all purposes as a payment for the Interest.

(iii)           Assignment and Assumption of the Interest.  Each of Seller and Purchaser shall duly execute and deliver the Transfer Agreement to the other party.

(iv)           Written Consents.  Purchaser shall deliver to Seller the consent of NSP required to complete this transaction.

(v)           Concurrent QF Filing.  Purchaser shall, concurrently with the Closing, file the QF Filing with the Federal Energy Regulatory Commission.  Immediately after Closing, Purchaser shall provide evidence of such filing to Seller.

(vi)           Additional Actions.  Seller and Purchaser shall execute and deliver, or cause to be executed and delivered, all other documents and instruments, and take all such other actions, in each case as shall be reasonably necessary or appropriate, to consummate the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01.                      Representations and Warranties of Seller.  As of the date hereof, Seller represents and warrants to Purchaser as follows:

(a)           Due Organization.  Seller is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to perform its obligations under the Sale Documents.

(b)           Authority Relative to the Sale Documents.  The execution, delivery and performance by Seller of its obligations under the Sale Documents to which it is a party have been duly authorized by all necessary actions on the part of Seller and the Sale Documents have been or when executed will be duly executed and delivered by Seller and constitutes (assuming due authorization, execution and delivery by Purchaser) the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law).

(c)           Governmental Approvals and Filings.  Other than the QF Filing, no authorization, approval, consent, license or order of, or registration with, or the giving of notice to or the registration, recordation or filing of any document with, or the taking of any other action in respect of, any Governmental Authority is required for the execution, delivery and performance by Seller of this Agreement.

(d)           Consents.  The execution and delivery of the Sale Documents by Seller, the consummation of the transactions contemplated hereby and thereby and the compliance by Seller with the terms hereof and thereof do not require any approval of any equity holder of Seller or the approval or consent of any holder of any indebtedness or obligation of Seller, or any filing or recording with, or any consent or approval of, any third party (other than any Governmental Authority, including, without limitation, the QF Filing) that has not been obtained or made prior to the Closing Date, all of which remain in full force and effect and a true and complete copy of each of which has been provided to Purchaser.

(e)           No Violation of Law, Etc.  The execution, delivery and performance by Seller of its obligations under the Sale Documents to which it is a party will not (i) violate or conflict with any Applicable Law, or (ii) violate any provision of the organizational documents of Seller and assuming the accuracy of the representations and warranties of Purchaser set forth in Section 4.02(h), under any agreement or instrument to which Seller is a party or by which it or its properties are bound, including the LLC Agreement, except where any such violation, conflict, default or loss of rights would not prohibit or materially interfere with the consummation of the transactions contemplated in the Sale Documents.

(f)           Litigation.  There is no litigation or proceeding pending which, if adversely determined, would prohibit or materially interfere with the consummation by Seller of the transactions contemplated in the Sale Documents or would be reasonably likely to materially and adversely affect Seller’s ability to consummate the transactions or perform its obligations contemplated in the Sale Documents.

(g)           Brokers.  No person or entity acting on behalf of Seller is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from Purchaser or any of its Affiliates in connection with the transactions contemplated in the Sale Documents.

(h)           Title.  Seller has good and valid title to the Interest, free and clear of all liens and encumbrances (except for any transfer restrictions set forth in the LLC Agreement).

Section 4.02.                      Representations and Warranties of Purchaser.  As of the date hereof, Purchaser hereby represents and warrants to Seller as follows:

(a)           Due Organization.  Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power, authority and legal right to enter into and carry out the transactions contemplated by this Agreement and the Sale Documents to which it is a party.

(b)           Authority Relative to the Sale Documents.  The execution, delivery and performance by Purchaser of its obligations under the Sale Documents to which it is a party have been duly authorized by all necessary actions on the part of Purchaser, and each such Sale Document has been or when executed will be duly executed and delivered by Purchaser and constitutes (assuming due authorization, execution and delivery by Seller) the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law).

(c)           Governmental Approvals.  Other than the QF Filing, no authorization, approval, consent, license or order of, or registration with, or the giving of notice to or the registration, recordation or filing of any document with any Governmental Authority is required for the valid authorization, execution, delivery and performance by Purchaser of the Sale Documents.

(d)           Consents.  The execution and delivery of the Sale Documents by Purchaser, the consummation of the transactions contemplated hereby and thereby and the compliance by Purchaser with the terms hereof and thereof do not require any approval of any equity holder of Purchaser or the approval or consent of any holder of any indebtedness or obligation of Purchaser, or any filing or recording with, or any consent or approval of, any third party (other than any Governmental Authority, including, without limitation, the QF Filing) that has not been obtained prior to the Closing Date, all of which remain in full force and effect and a true and complete copy of each of which has been provided to Seller.

(e)           Other Consents.  Any consents that are required to be obtained by Purchaser have been obtained by Purchaser.

(f)           No Violation of Law.  The execution, delivery and performance by Purchaser of its obligations under the Sale Documents to which it is a party will not (i) violate or conflict with any Applicable Law, or (ii) violate, conflict with or constitute a default or result in a loss of rights under any provision of the organizational documents of Purchaser or under any agreement or instrument to which Purchaser is a party or by which it or its properties are bound, except where such violation, conflict, default or loss of rights would not prohibit or materially interfere with the consummation of the transactions contemplated in the Sale Documents.

(g)           Litigation.  There is no litigation or proceeding pending which, if adversely determined, would prohibit or materially interfere with the consummation by Purchaser of the transactions contemplated in the Sale Documents or would be reasonably likely to materially and adversely affect Purchaser’s ability to consummate the transactions or perform its obligations contemplated in the Sale Documents.

(h)           Brokers.  No person or entity acting on behalf of Purchaser is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from Seller or any of its Affiliates in connection with the transactions contemplated in the Sale Documents.

(i)           Investment Representations.

(i)           The Interest being acquired by Purchaser under this Agreement is for investment and for its own account and not with a view to the resale or distribution thereof within the meaning of the Securities Act.  Before acquiring the Interest, the Purchaser has investigated the Company and its business and has had made available to it all information necessary for the Purchaser to make an informed decision to acquire the Interest.  The Purchaser considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Purchaser’s acquisition of the Interest. Purchaser acknowledges that the Interest to be purchased by it pursuant to this Agreement is not registered under any state or federal securities laws.  Accordingly, the Interest will not be transferable, except in a transaction that does not require or is exempt from registration under applicable state or federal securities law, and which at all times complies with the terms set forth in the LLC Agreement.

(ii)           Except for the express representations of Seller contained in Section 4.01, Purchaser has not relied upon, and is not relying on any representation or warranty of Seller, or any information of any kind provided by Seller, with respect to the Interest and has not relied upon, and is not relying upon, Seller with respect to tax and other economic considerations related to the transactions contemplated hereby.

(j)           Transferee Requirements.

(i)           Purchaser meets all requirements under the LLC Agreement to permit a transfer of the Interest without the consent of or notice to any Person entitled thereunder to so consent, other than such consents as have been obtained or are being obtained herein.

(ii)           The consummation of the transactions contemplated by this Agreement does not violate the Securities Act or any provision of, or create a relationship that would be in violation of, any Applicable Law or agreement to which Purchaser is a party or by which the property of Purchaser is bound.

(k)           ERISA.  Purchaser is not purchasing the Interest with the assets (as defined in ERISA) of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or with the assets of any “plan” (as defined in Section 4975(e)(1) of the Code).

Section 4.03.                      Limitation.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR IN ANY OF THE OTHER SALE DOCUMENTS, THE INTEREST IS BEING SOLD ON AN “AS IS, WHERE IS” BASIS AND IN “WITH ALL FAULTS CONDITION,” AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.01 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER GUARANTEES, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF SELLER AND ITS AFFILIATES OF ANY KIND WHATSOEVER.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.01, SELLER DOES NOT, HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE, NOW OR HEREAFTER, AND, SUBJECT TO SUCH EXCEPTION, SELLER HEREBY EXPRESSLY DISCLAIMS, ANY GUARANTEE, REPRESENTATION OR WARRANTY, IN EACH CASE WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, AS TO (A) THE COMPANY OR THE PROJECT, (B) THE INTEREST, (C) THE LLC AGREEMENT, OR (D) ANY ASSET OR PROPERTY RELATED TO THE FOREGOING, INCLUDING AS TO THE EXISTENCE, TITLE, VALUE, CONDITION, DESIGN, CONFORMITY TO SPECIFICATIONS, OPERATION, MODIFICATION, MERCHANTABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MAINTENANCE, LATENT OR OTHER DEFECTS OR MARKETABILITY THEREOF.

ARTICLE 5

COVENANTS

Section 5.01.                      Realization of Rights.  In matters relating to any Seller-Retained Rights, Purchaser shall act in a manner consistent with the rights of Seller as predecessor under the LLC Agreement and shall take, or cause to be taken, all necessary actions to realize such Seller-Retained Rights for the benefit of Seller.

Section 5.02.                      Filings by Purchaser.  On or promptly following the Closing Date, Purchaser and Seller shall cooperate to make all filings required by all Governmental Authorities and under all Applicable Laws, if any, relating to the transfer of the Interest that has not previously been made.

Section 5.03.                      Tax Matters.

(a)           Unless otherwise required under the Code or the regulations thereunder, items of income, gain, loss, deduction and credit allocable to the Interest with respect to the Pre-Closing Period shall be for the account of Seller and for the Post-Closing Period shall be for the account of Purchaser.

(b)           Following the Closing, Purchaser will pay to Seller the amount of any refund, realized Tax credit or similar benefit available to or realized by, or with respect to, the Interest with respect to a Pre-Closing Period.  Such amounts will be paid within ten (10) Business Days after receipt or realization, whichever first occurs.  Any refund or credit of Taxes with respect to the Interest for any Post-Closing Period shall be for the account of Purchaser.

(c)           Seller and Purchaser shall reasonably cooperate, and shall cause its Affiliates and its and their Representatives, as applicable, to reasonably cooperate, in preparing and filing all Tax Returns relating to the Interest, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.  Each party shall (i) properly retain and maintain accounting and Tax records related to the Interest for the shorter of seven (7) years after the Closing Date or until such time as the other party agrees that such retention and maintenance is no longer necessary, (ii) permit the other party and its Representatives reasonable access at reasonable times to such records, and (iii) execute such documents as the other party may reasonably request to enable such party to file any required reports or Tax Returns relating to the Interest.  The duty of a party to provide access to records to the other party may be fulfilled by providing a copy of each relevant record; neither party shall have a duty to allow the other party access to its facilities for purposes of reviewing such records.

(d)           All sales, use, value-added, stamp, property, transfer and other similar taxes and any penalties, fines, additions to tax or interest thereon, which may be levied or imposed by any Governmental Authority on or with respect to or in connection with the sale, purchase and delivery of the Interest by Seller to Purchaser pursuant to this Agreement (“Transfer Taxes”) shall be borne 50% by Seller and 50% by Purchaser.  Each of Seller and Purchaser shall provide such certifications, information and documentation as shall be reasonably requested by either party hereto and reasonably obtainable by the other party to minimize any payment pursuant to this Section 5.03(d) and shall cooperate in contesting the imposition by any taxing authority of a Transfer Tax if such a contest is reasonably requested by either Seller or Purchaser.  Purchaser shall prepare and timely file (or cause an Affiliate to prepare and timely file) all Tax Returns or other documentation relating to Transfer Taxes, if any, required by Applicable Law, provided, however, such Tax Returns or other documentation shall be reviewed and approved by Seller prior to such filing.  Seller and Purchaser shall treat all payment of Transfer Taxes made by Purchaser or Seller to or for the benefit of the other as adjustments to the Purchase Price for Tax purposes and such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.  The costs and expenses of complying with the obligations set forth in this Section 5.03(d), including the preparation, review and filing of tax returns and the conduct of any contests, shall be borne 50% by Seller and 50% by Purchaser.

(e)           Seller and its duly appointed representatives shall have the exclusive authority and responsibility to control any audit or examination by any Governmental Authority, exercise control over the contest rights thereto with respect to the Interest, initiate any claim for refunds, amend any Tax Returns, and resolve and defend against any assessment for additional Taxes, notice of Tax Return, and resolve and defend against any assessment for additional Taxes, notice of tax deficiency or other adjustment of Taxes of or in relation to any liability with respect to the Interest for Taxes (each “Tax Claim”) to the extent such Tax Claim relates to the Pre-Closing Period, and Seller shall be entitled to any tax refund relating to the Pre-Closing Period.  Purchaser and its duly appointed representatives shall have the exclusive authority, exercise control over any other Tax Claim.

ARTICLE 6

MISCELLANEOUS

Section 6.01.                      Notices.  All notices and documents delivered hereunder and under each of the Sale Documents shall be in writing, and shall be forwarded by overnight courier, postage prepaid, or by facsimile (provided receipt of the facsimile transmission is promptly confirmed) or personally delivered, and addressed as follows:

If to Seller:	Heller Financial, Inc. c/o GE Energy Financial Services 800 Long Ridge Road Stamford, CT 06927 Attention: Sunil Akole Fax: (203) 961-5116
With a copy to:	GE Energy Financial Services 800 Long Ridge Road Stamford, CT 06927 Attention: Legal Department Fax: (203) 357-6632
If to Purchaser:	Juhl Wind, Inc. 996 190th Avenue Woodstock, MN 56186 Attention: John Brand
With a copy to:
Synergy Law Group 730 West Randolph, 6th Floor
Chicago, IL 60661 Attention: Bart Loethen Fax: 312.454.0261

or to such other places and numbers as any party directs, in accordance with the provisions hereto.  Any notice so delivered by overnight courier shall be deemed received on the date received, and any notice delivered by facsimile shall be deemed received on the date of confirmed delivery or transmission by facsimile.

Section 6.02.                      Entire Agreement; Amendments.  Except as otherwise specifically provided herein, the Sale Documents contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings between the parties, whether written or oral.  Neither this Agreement nor any other Sale Document may be amended or supplemented, or any provision thereof waived, except by written instrument signed by the parties thereto.

Section 6.03.                      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

Section 6.04.                      Governing Law; Submission to Jurisdiction; Selection of Forum.

(a)           Governing Law; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  EACH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED HEREBY OR THEREBY.

(b)           Submission to Jurisdiction; Selection of Forum.  ANY ACTION OR PROCEEDING FOR ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, SHALL BE BROUGHT IN EITHER THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN A NEW YORK STATE COURT SITTING IN NEW YORK COUNTY (EACH, A “CHOSEN COURT”), AND EACH PARTY IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS (AND OF THEIR APPROPRIATE APPELLATE COURTS), (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN EITHER CHOSEN COURT, (C) WAIVES ANY OBJECTION THAT SUCH CHOSEN COURT IS AN INCONVENIENT FORUM FOR THE ACTION OR PROCEEDING, AND (D) AGREES THAT, IN ADDITION TO OTHER METHODS OF SERVICE PROVIDED BY LAW, SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE, SUBJECT TO APPLICABLE LAW, IF PROVIDED IN ACCORDANCE WITH SECTION 6.01 OF THIS AGREEMENT, AND THE EFFECTIVE DATE OF SUCH SERVICE OF PROCESS SHALL BE AS SET FORTH IN SECTION 6.01.

Section 6.05.                      Limitation on Liability.  The maximum amount of either party’s liability hereunder, including, without limitation, for the inaccuracy of any representation or warranty hereunder or the breach of any obligation hereunder (other than Section 5.01), shall be the Purchase Price; provided, however, that no party to this Agreement shall be liable to another party for special, punitive, indirect, incidental or consequential loss or damage of any nature, including loss of use or loss of profit or revenue, and each party hereby releases each other party, its Affiliates and their respective directors, officers, employees, successors, assigns, agents and contractors from any such liability.

Section 6.06.                      Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

Section 6.07.                      Severability.  If any provision of any Sale Document is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Sale Document.

Section 6.08.                      No Third-Party Beneficiaries.  The Sale Documents are for the sole benefit of the parties thereto and their permitted successors and assigns and nothing herein, express or implied, shall give or be construed to give to any other person or entity any legal or equitable rights thereunder.

Section 6.09.                      Inconsistent Terms.  In the event of any inconsistency between any provision of this Agreement and any equivalent provision in any other Sale Document, the provision in this Agreement shall control.

Section 6.10.                      Confidentiality.

(a)           Generally.  Each of the parties hereto (on behalf of itself and each of its Affiliates and its and their Representatives), for a period of two (2) years from the date hereof, shall treat this Agreement, the LLC Agreement, and any non-public information supplied pursuant to this Agreement or the LLC Agreement which is identified as confidential by the Person supplying the same, as confidential information and shall not disclose the same to any Person, except (i) to such party’s Representatives who agree to hold such information confidential, (ii) to an Affiliate of such party, (iii) as may be required by any Applicable Law, (iv) information which was generally available to the public or in the possession of the receiving party before its disclosure under this Agreement, or (v) information that is given to the receiving party by another Person other than in breach of obligations of confidentiality owed by such Person to the disclosing party under this Agreement.

(b)           Public Announcements.  All general notices, releases, statements, announcements and other communications to the general public or the press relating to the existence of this Agreement or the transactions covered by this Agreement, shall be made only at such times and in such manner as shall be mutually agreed upon by Purchaser and Seller.

Section 6.11.                      Rights of Parties.  The rights of the parties hereunder are cumulative and are in addition to its rights under general law.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or amendment of that or any other such right.

Section 6.12.                      Fees.  The parties have paid their own fees in connection with the consummation of the transactions hereunder and under the other Sale Documents.

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IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed as of the date first set forth above.

Heller Financial, Inc.

By:	/s/Jerry Polacek
Name: Jerry Polacek
Title: Vice President

JUHL WIND, INC.

By:	/s/ John Mitola
Name: John Mitola
Title: President

[Signature page to Sale agreement]

Exhibit A

Form of Transfer Agreement

TRANSFER AGREEMENT

This Transfer Agreement (this “Agreement”) is made and entered into effective as of April ___, 2011 by and between Heller Financial, Inc., a Delaware corporation (“Assignor”), and JUHL WIND, INC., a Delaware corporation (“Assignee”).

WHEREAS Assignor is a party to that certain Amended and Restated Limited Liability Company Agreement of Woodstock Hills LLC, a Delaware limited liability company (the “Company”), dated July 19, 1999, as amended from time to time (the “LLC Agreement”); and

WHEREAS pursuant to that certain Sale Agreement dated April 28, 2011 (the “Sale Agreement”) by and between Assignor and Assignee, Assignor has agreed to sell and transfer to Assignee all of Assignor’s right, title, and interest in and to its Interest (as defined in the Sale Agreement) in the Company.

NOW THEREFORE in consideration of the promises and the respective undertakings of the parties hereto hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment of the Interest.  Pursuant to the terms of the Sale Agreement, Assignor does hereby sell and transfer on an “as-is” basis, to Assignee all of Assignor’s right, title, and interest in and to the Interest.  Assignor does hereby withdraw as a Member (as defined in the LLC Agreement) of the Company and shall retain no further rights other than the Seller-Retained Rights (as defined in the Sale Agreement).

2.           Assumption of the Interest.  Assignee hereby accepts the assignment to it set forth in Section 1 above, hereby assumes all of the obligations of Assignor relating to the Interest and hereby agrees to be bound by the terms, covenants and obligations of the LLC Agreement.

3.           Further Documents. The parties hereto agree to execute such further documents and take such actions as may be reasonably required to further evidence, confirm and effectuate the transfer of ownership of the Interest.

4.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

6.           Counterparts; Facsimile Signatures.  This Agreement may be executed in more than one counterpart, including by facsimile signature, each of which shall be deemed an original, but all of which collectively will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of and on the date first written above.

ASSIGNEE:

JUHL WIND, INC.
By
Name:
Title:

ASSIGNOR:

Heller Financial, Inc.
By
Name:
itle: